Exhibit 10.1

FORBEARANCE AGREEMENT TO
FIRST LIEN INDENTURE

This FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of January 30, 2015, by and among Saratoga Resources, Inc. (the “Issuer”), the Guarantors party to the First Lien Indenture (as hereinafter defined) (collectively, with Issuer, the “Credit Parties”) and the holders of Notes issued under the First Lien Indenture (as hereinafter defined) party hereto (each, a “Noteholder” and together, the “Noteholders”).

RECITALS

A.

Issuer, the other Credit Parties and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, “Trustee”) are parties to that certain Indenture, dated as of November 22, 2013 (as has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “First Lien Indenture”), pursuant to which, among other things, the Issuer issued the Notes.

B.

As of the date hereof, the Defaults and Events of Default identified as “Current Defaults” on Exhibit A hereto (collectively, the “Current Defaults”) have occurred and are continuing and the Events of Default identified as “Anticipated Defaults” on Exhibit A hereto (collectively, the “Anticipated Defaults,” and together with the Current Defaults, the “Specified Defaults”) are expected to occur prior to the expiration of the Forbearance Period (as hereinafter defined).

C.

Issuer has requested that during the Forbearance Period, the Noteholders agree to forbear from exercising certain of their default-related rights and remedies against Issuer and the other Credit Parties with respect to the Specified Defaults, notwithstanding the existence of the Specified Defaults and subject to the terms and conditions set forth herein.

D.

Subject to the terms and conditions set forth herein, the Noteholders have agreed to forbear from exercising certain of their default-related rights and remedies against Issuer and the other Credit Parties with respect to the Specified Defaults, in order to permit the Credit Parties an opportunity to effectuate a restructuring/refinancing or implement operational improvements.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.

Definitions

Unless otherwise defined elsewhere in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the First Lien Indenture.

SECTION 2.

Confirmation by Issuer of Obligations and Specified Defaults

Each Credit Party acknowledges and agrees that as of January 30, 2015, the aggregate principal balance of the outstanding Obligations under the First Lien Indenture is $54,600,000, that the interest, including default interest accruing pursuant to Section 2.12 of the Indenture, that was due and payable as of January 30, 2015 was $1,378,650, and that the interest accrued that is not due and payable as of January 30, 2015 was an additional $455,000.

The foregoing amounts do not include fees, expenses and other amounts that are chargeable or otherwise reimbursable under the First Lien Indenture and the other First Lien Documents.  None of the Issuer or the other Credit Parties have any rights of offset, defenses, claims or counterclaims with respect to any of the Obligations.

(a)

Each Credit Party acknowledges and agrees that (i) each of the Specified Defaults constitutes a material Event of Default that has occurred and is continuing as of the date hereof or is expected to occur during the Forbearance Period, as the case may be, (ii) none of the Current Defaults has been cured as of the date hereof and none of the Anticipated Defaults will be cured during the Forbearance Period, and (iii) except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof, or are expected to occur during the Forbearance Period, as the case may be.  Prior to the effectiveness of this Agreement, each of the Current Defaults that is or becomes an Event of Default upon the expiration of any cure period provided for in the First Lien Indenture (and each Anticipated Default upon its occurrence) permits the Noteholders to, among other things, (A) accelerate all or any portion of the Obligations, (B) continue to charge default interest pursuant to Section 2.12 of the First Lien Indenture (the “Default Rate”) with respect to any and all of the past-due Obligations effective from and after the date such Obligations became due, (C) commence any legal or other action to collect any or all of the Obligations from Issuer, any other Credit Party and/or any Collateral, (D) foreclose or otherwise realize on any or all of the Collateral and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (E) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the First Lien Indenture, the other First Lien Documents or applicable law.

SECTION 3.

Forbearance; Forbearance Default Rights and Remedies.

(a)

Effective as of the Forbearance Effective Date, each of the Noteholders agrees that until the expiration or termination of the Forbearance Period, it will temporarily forbear from exercising its default-related rights and remedies against Issuer or any other Credit Party solely with respect to the Specified Defaults; provided, however,

(i)

past-due Obligations shall continue to bear interest at the Default Rate until paid in accordance with the First Lien Indenture;

(ii)

each Credit Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the First Lien Indenture or any of the other First Lien Documents during the continuance of any Event of Default, including, without limitation, any limitations, restrictions or prohibitions against the making of Restricted Payments or other payments by Issuer or any other Credit Party to any Affiliate of Issuer or any direct or indirect owner of an equity interest in the Issuer, any other Credit Party or any Affiliate of any of the foregoing;

(iii)

nothing herein shall restrict, impair or otherwise affect any Noteholder’s or the Trustee’s rights and remedies under any agreements (including, without limitation, the First Lien Documents) containing subordination provisions in favor of any or all of the Noteholders or the Trustee (including, without limitation, any rights or remedies available to the Noteholders or the Trustee as a result of the occurrence or continuation of any Specified Default) or amend or modify any provision thereof; and

(iv)

nothing herein shall restrict, impair or otherwise affect any Noteholder’s or Trustee’s right to file, record, publish or deliver a notice of default or document of similar effect under any state foreclosure law.

(b)

As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending on the earlier to occur of (the occurrence of clause (i), (ii), (iii) or (iv) below, a “Termination Event”): (i) the occurrence of any Event of Default under subsections 6.01(9) or 6.01(10) of the First Lien Indenture (a “Bankruptcy Default”), (ii) 24 hours after the time at which the Noteholders deliver to the Issuer a notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default (as hereinafter defined) other than a Bankruptcy Default, and which notice shall be delivered via email to the Issuer and its counsel at tfcsri@yahoo.com, mws.law@earthlink.net, wpatrick@hellerdraper.com and lphillips@gordonarata.com, (iii) March 16, 2015, or (iv) February 2, 2015, unless (only with respect to this part (iv)) the Issuer shall have paid the Forbearance Payments (as defined below) on such date.  As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any Event of Default other than the Specified Defaults, (B) the failure of Issuer or any other Credit Party to comply timely with any term, condition, or covenant set forth in this Agreement on the specific dates (if any) set forth in this Agreement, (C) the failure of any representation or warranty made by Issuer or any other Credit Party under or in connection with this Agreement to be true and complete as of the date when made or any other breach of any such representation or warranty, (D) the repudiation and/or assertion of any defense by any Credit Party with respect to this Agreement or any First Lien Document or the pursuit of any claim by any Credit Party against the Trustee, any Noteholder or any Releasee (as hereinafter defined) or (E) the termination or expiration of any other forbearance granted by another creditor of the Credit Parties.  Any Forbearance Default shall constitute an immediate Event of Default under the First Lien Indenture and other First Lien Documents.

(c)

Upon the occurrence of a Termination Event, the agreement of the Noteholders hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Issuer and the other Credit Parties each waives.  Issuer and the other Credit Parties each agrees that any or all of the Noteholders or Trustee may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the First Lien Indenture, any other First Lien Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults.  Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Noteholders and Trustee may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) continue to charge interest on any or all of the Obligations at the Default Rate in accordance with the First Lien Indenture, (ii) commence any legal or other action to collect any or all of the Obligations from Issuer, any other Credit Party and/or any Collateral, (iii) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral, and (iv) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the First Lien Indenture, any other First Lien Documents and/or applicable law, all of which rights and remedies are fully reserved by the Noteholders and Trustee.

(d)

Any agreement by the Noteholders to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each the Noteholders.

(e)

 Issuer and the other Credit Parties each acknowledges that the Noteholders and Trustee have not made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether the Specified Defaults may be resolved or (iii) any additional forbearance, waiver, restructuring or other accommodations.

(f)

The parties hereto agree that the running of all statutes of limitation or doctrine of laches applicable to all claims or causes of action that any Noteholder or the Trustee may be entitled to take or bring in order to enforce its rights and remedies against Issuer or any other Credit Party is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(g)

Issuer and the other Credit Parties each acknowledges and agrees that any financial accommodation which any Noteholder or the Trustee makes on or after the Forbearance Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 5 hereof and the other covenants, agreements, representations and warranties of Issuer and the other Credit Parties hereunder.

SECTION 4.

Supplemental Terms, Conditions and Covenants During the Forbearance Period.

The parties hereto hereby agree to comply with the following terms, conditions and covenants during the Forbearance Period, in each case notwithstanding any provision to the contrary set forth in this Agreement, the First Lien Indenture or any other First Lien Document:

(a)

Issuer and each other Credit Party agrees that it shall not enter into any agreement to retain an investment banking firm, crisis manager, restructuring advisor, chief restructuring officer, consultant, financial advisor and/or other third-party professional without the prior written consent of each of the Noteholders.

(b)

The Noteholders may engage one or more field auditors to review Issuer’s accounts and bank accounts.  If the Noteholders elect to engage such field auditor(s), Issuer and the other Credit Parties shall fully cooperate with the Noteholders’ field auditors and promptly provide all information and materials reasonably requested by such auditors and take all other action reasonably requested by the auditors to enable them to complete their audit.

(c)

Without limiting the Noteholders’ or Trustee’s rights under the First Lien Indenture and other First Lien Documents, Issuer and the other Credit Parties hereby agree to: (i) give the Noteholders and their Representatives reasonable access during normal business hours to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of Issuer and the other Credit Parties, (ii) furnish to the Noteholders and their Representatives such financial, operating and property related data and other information as such persons reasonably request, and (iii) instruct Issuer’s and any other Credit Party’s employees and financial advisors to cooperate reasonably with the Noteholders and their Representatives in respect of the aforementioned clauses (i) and (ii)).  For purposes of this Agreement, the term “Representatives” shall mean any Noteholder’s employees, agents, representatives, advisors and consultants (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of Trustee).

(d)

Each of Issuer and the other Credit Parties shall, and shall cause its officers, directors, employees and advisors to, cooperate fully with the Noteholders and their Representatives in furnishing information as and when reasonably requested by any Noteholder or their Representatives regarding the Collateral or Issuer’s or any other Credit Party’s financial affairs, finances, financial condition, business and operations.  Issuer and each other Credit Party authorizes the Noteholders and their Representatives to meet and/or have discussions with any of their officers, directors, employees and advisors from time to time as reasonably requested by any Noteholder or their Representatives to discuss any matters regarding the Collateral or Issuer’s or any other Credit Party’s financial affairs, finances, financial condition, business and operations, and shall direct and authorize all such persons and entities to fully disclose to the Noteholders and their Representatives all information reasonably requested by any Noteholder or their Representatives regarding the foregoing.  Issuer and the other Credit Parties each irrevocably authorizes, and shall cause, any financial advisors, consultants, restructuring advisor, chief restructuring officer, crisis manager or investment bankers that are representing any or all of the Credit Parties (collectively, the “Advisors”) to: (i) disclose fully and promptly to the Noteholders and their Representatives all material developments in connection with the efforts of Issuer and Advisors to address the operational, liquidity and other issues adversely affecting the Credit Parties, (ii) regularly consult with, and respond to the inquiries of, Noteholders and their Representatives concerning any and all matters relating to the affairs, finances and businesses of Issuer or any other Credit Party, the assets and capital stock of Issuer or any other Credit Party, any aspect of Advisors’ activities related thereto (including, without limitation, communications outside the presence of any representatives of Issuer or any other Credit Party), (iii) provide the Noteholders and their Representatives copies of all reports, analyses, materials (including, without limitation, any and all confidential memoranda or other work product provided by Advisors to any or all of Issuer, Noteholders and their respective Representatives) and (iv) provide periodic updates on conference calls with Noteholders and/or their Representatives.

(e)

As soon as practical and in any case on or prior to March 2, 2015, Issuer will deliver to the Noteholders and their Representatives such information reasonably requested by the Noteholders and/or their Representatives, including (i) current cash balance, working capital report (including ageing of any accounts, all current assets and liabilities, and any other liabilities that are reasonably expected to come due within one year), and a monthly cash flow forecast, (ii) updated reserve information, (iii) an update on insurance coverage and any outstanding payment obligations or liabilities that are related to insurance, (iv) an update on plugging and abandonment liabilities, bonding requirements and other regulatory matters, (v) an update with regard to the Harvest Operating / Albrecht arbitration award, including any plans or actions to appeal the award and when such amounts in respect of the award will become due and owing, whether or not any such appeals are commenced and successful, and (vi) any outstanding strategic alternatives being reviewed by the Credit Parties, including copies of any term sheets, letters of intent or proposals being considered by the Credit Parties associated with such alternatives.  As soon as practical and in any case on or prior to March 16, 2015, Issuer will deliver to the Noteholders and their Representatives the 2-year business plan and 2015 budget for the Credit Parties, including an analysis of the various risks and opportunities in such plan and budget.

(f)

The Credit Parties shall pay or reimburse reasonable out-of-pocket expenses of each of the Noteholders in connection with this Agreement and a restructuring of Issuer, including the reasonable fees and expenses of attorneys and advisors, within 5 Business Days of receipt of an invoice for such expenses.  Issuer shall, during the Forbearance Period, provide to Latham & Watkins LLP, as counsel to the Noteholders (“Latham”), an amount equal to $75,000 as an evergreen security retainer (the “Retainer”), which, along with all replenishments thereof, will be held by Latham as an advance towards its fees and expenses.  Any portion of the Retainer that has not been applied to the reasonable fees and expenses of Latham in accordance with this Agreement shall be returned to Issuer upon the expiration of the Forbearance Period (other than an expiration resulting from the occurrence of a Termination Event, in which case Latham shall retain such deposit to be applied towards its fees and expenses until the payment in full of the Obligations).

(g)

As soon as practical and in any case on or prior to March 2, 2015, Issuer shall enter into a written agreement to retain a restructuring advisor, chief restructuring officer, consultant, financial advisor and/or other third-party professional or similar consultant reporting to the Issuer and the Board of Directors of the Issuer (the “Financial Advisor”) acceptable to the Noteholders, on terms and conditions acceptable to the Noteholders, and at all times during the Forbearance Period Issuer shall continue to retain the Financial Advisor or another advisory firm acceptable to the Noteholders on terms acceptable to the Noteholders.

(h)

Issuer and each other Credit Party agrees that it shall not, nor shall it permit any direct or indirect subsidiary to, issue any payments outside of the ordinary course of business or voluntarily prepay, redeem or repurchase any principal of, or interest or other amounts owing with respect to, any Indebtedness other than the Obligations during the Forbearance Period.  For the purposes of this subsection, the following types of payments shall be considered payments outside of the ordinary course of business, without limitation to types of payments that may be outside of the ordinary course of business but are not specified: (i) distributions or payments on account of equity interests of the Issuer or its affiliates, and (ii) payment of any portion of the Harvest Operating / Albrecht arbitration award.

(i)

On or prior to February 5, 2015, Issuer shall prepare and deliver to the Noteholders a 6-week operating budget/cash flow forecast in form and methodology acceptable to the Noteholders (the “Budget”), which shall reflect Issuer’s good faith projection on a line-by-line category basis of all weekly cash receipts and disbursements in connection with the operation of its business during the Forbearance Period.  In addition to any and all reporting requirements set forth in the Indenture, on a weekly basis during the Forbearance Period, Issuer shall provide the Noteholders a report, in a form and methodology acceptable to the Noteholders, comparing Issuer’s actual cash receipts and disbursements on a line-by-line category basis for the immediately preceding week in the Budget compared to projected cash receipts and disbursements such categories for such week as set forth in the Budget.  Issuer shall at no time during the Forbearance Period (i) make any disbursement of a type that is not included within the line item categories set forth in the Budget or (ii) make disbursements with respect to any particular line item category set forth in the Budget during any week that exceed in the aggregate 15 percent greater than the forecasted total disbursements with respect to such line item for such week as set forth in the Budget; provided, however, that if the aggregate amount of disbursements with respect to any Budget line item for any week are less than the corresponding line item amount for such expenditures set forth in the Budget for such week plus any permitted carry forward with respect to such line item from any prior week covered by the Budget, the difference shall be carried forward and added to the line item amount for such expenditure in the Budget for the following week.  For example, if the utilities expenditure line item in the Budget for each week was $15,000 and Issuer spent only $10,000 on utilities in the first week, it could spend up to $20,000 on utilities ($15,000 originally budgeted plus $5,000 carried over from week one) in the second week.  If Issuer spent only $10,000 on utilities in the second week, it could spend up to $25,000 ($15,000 originally budgeted plus an aggregate of $10,000 carried over from the weeks one and two) in the third week.  Notwithstanding anything in this Section 4(i) to the contrary, Issuer shall not be permitted to carry over any amounts in the Budget for more than 3 weeks without prior written consent of the Noteholders.

(j)

To the extent that the Credit Parties (x) request that the Noteholders keep confidential any discussions or information to be delivered pursuant to or in connection with this Agreement or (y) will provide information to the Noteholders pursuant to this Agreement that may include material non-public information, on or prior to February 5, 2015, Issuer shall deliver to the Noteholders a confidentiality agreement in form and substance acceptable to the Noteholders and executed by the Issuer, which confidentiality agreement shall permit the Noteholders to make public all information subject to such confidentiality agreement upon the termination of the Forbearance Period.

(k)

On or prior to February 2, 2015, (i) Issuer shall have paid interest that is past due, together with interest at the Default Rate, due under the First Lien Indenture, which past due interest is in the amount of $1,378,650 (as set forth in Section 2 of this Agreement), and (ii) the Noteholders shall have received evidence of payment of the Retainer to be paid pursuant to Section 4(f) hereof (the foregoing sub-clauses (i) and (ii), together, the “Forbearance Payments”).

(l)

Issuer shall provide written notice to the Noteholders of any action whatsoever by any creditor of any Credit Party (including, without limitation, trade creditors and subordinated secured and unsecured creditors) with respect to the collection or enforcement of debt of, or the commencement or threat of any action against, the Credit Parties or the Collateral, including without limitation (i) any acceleration of indebtedness, (ii) any actual, attempted or threatened filing of an involuntary bankruptcy petition, (iii) any actual, attempted or threatened action to obtain, perfect or continue a purported lien or privilege under Louisiana Oil Well Lien Act (La. R.S. 9:4861, et seq.) or otherwise on any interest of any Credit Party or any part of the Collateral, (iv) any actual, attempted or threatened enforcement of remedies with respect to any purported lien or privilege on any interest of any Credit Party or any part of the Collateral, or (v) any actual or threatened suit against any Credit Party (each, a “Creditor Action”), in each case, within two Business Days of such Creditor Action.

SECTION 5.

General Release; Indemnity.

(a)

In consideration of, among other things, the Noteholders’ execution and delivery of this Agreement, each of Issuer and the other Credit Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Noteholders and Trustee in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the First Lien Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among Issuer and the other Credit Parties, on the one hand, and any or all of the Noteholders and Trustee, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  The receipt by Issuer or any other Credit Party of any financial accommodations made by any Noteholder or the Trustee after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such financial accommodations.  In entering into this Agreement, Issuer and each other Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof.  The provisions of this Section shall survive the termination of this Agreement, the First Lien Indenture, the other First Lien Documents and payment in full of the Obligations.

(b)

Issuer and other Credit Parties each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of Issuer, any other Credit Party, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the First Lien Indenture, the other First Lien Documents, this Agreement or any other document executed and/or delivered in connection herewith or therewith; provided, that neither Issuer nor any other Credit Party shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, Issuer and other Credit Parties each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law.  The foregoing indemnity shall survive the termination of this Agreement, the First Lien Indenture, the other First Lien Documents and the payment in full of the Obligations.

(c)

Each of Issuer and other Credit Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Issuer or any other Credit Party pursuant to Section 5(a) hereof.  If Issuer, any other Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, Issuer and other Credit Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

SECTION 6.

Representations, Warranties And Covenants Of Issuer and Other Credit Parties

To induce the Noteholders to execute and deliver this Agreement, each of Issuer and other Credit Parties represents, warrants and covenants that:

(a)

The execution, delivery and performance by each of Issuer and the other Credit Parties of this Agreement and all documents and instruments delivered in connection herewith and the First Lien Indenture and all other First Lien Documents have been duly authorized by such Credit Parties’ respective Boards of Directors, and this Agreement and all documents and instruments delivered in connection herewith and the First Lien Indenture and all other First Lien Documents are legal, valid and binding obligations of such Credit Parties enforceable against such parties in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b)

Except with respect to the Specified Defaults, each of the representations and warranties contained in the First Lien Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the First Lien Indenture and the other First Lien Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

(c)

Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of Issuer’s or any other Credit Party’s corporate charter, bylaws, operating agreement, or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Issuer or any other Credit Party is a party or by which Issuer or any other Credit Party or any of their respective property is bound;

(d)

As of the date hereof, except for the Current Defaults, no Event of Default has occurred or is continuing under this Agreement, the First Lien Indenture or any other First Lien Document;

(e)

The Noteholders and Trustee’s security interests in the Collateral continue to be valid, binding, and enforceable first-priority security interests that secure the Obligations (subject only to the Permitted Liens), and no tax or judgment liens are currently of record against Issuer or any other Credit Party;

(f)

Except with respect to the Specified Defaults, any misrepresentation of Issuer or any other Credit Party, or any failure of any such party to comply with the covenants, conditions and agreements contained in this Agreement, the First Lien Indenture, any other First Lien Document or in any other agreement, document or instrument at any time executed and/or delivered by Issuer or any other Credit Party with, to or in favor of any Noteholder or the Trustee shall constitute an immediate Event of Default hereunder, under the First Lien Indenture and the other First Lien Documents; and

(g)

Recitals A, B and C to this Agreement are true and correct.

SECTION 7.

Ratification of Liability.  Issuer and the other Credit Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the First Lien Documents, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such First Lien Documents to which it is a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such First Lien Documents to which they are a party, respectively, as security for the Obligations under or with respect to the First Lien Indenture, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the First Lien Indenture or any other First Lien Document.  Issuer and the other Credit Parties further agree and reaffirm that the First Lien Documents to which they are parties now apply to all Obligations as defined in the First Lien Indenture (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the First Lien Indenture or any other First Lien Document).  Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the First Lien Documents remains in full force and effect and is hereby ratified and confirmed.  Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of any Noteholder  or Trustee, nor constitute a waiver of any provision of any of the First Lien Documents nor constitute a novation of any of the Obligations under the First Lien Indenture or other First Lien Documents.

SECTION 8.

Reference To And Effect Upon The First Lien Indenture.

(a)

All terms, conditions, covenants, representations and warranties contained in the First Lien Indenture and other First Lien Documents, and all rights of the Noteholder and the Trustee and all of the Obligations, shall remain in full force and effect.  Issuer and the other Credit Parties hereby confirm that the First Lien Indenture and the other First Lien Documents are in full force and effect and that neither Issuer nor any other Credit Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the First Lien Indenture or any other First Lien Document.

(b)

Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to continue to defer any enforcement action after the occurrence of any Default or Event of Default (including, without limitation, any Forbearance Default), (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the First Lien Indenture or any other First Lien Documents nor constitute a novation of any of the Obligations under the First Lien Indenture or other First Lien Documents, (iii) amend, modify or operate as a waiver of any provision of the First Lien Indenture or any other First Lien Documents or any right, power or remedy of any Noteholder or the Trustee, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.  Except as expressly set forth herein, each Noteholder and the Trustee reserves all of its rights, powers, and remedies under the First Lien Indenture, the other First Lien Documents and applicable law.  All of the provisions of the First Lien Indenture and the other First Lien Documents, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived (other than as provided in Section 7 hereof), are hereby reinstated.

(c)

From and after the Forbearance Effective Date, the term “First Lien Documents” in the First Lien Indenture and the other First Lien Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)

Except as expressly provided in Section 3 hereof, no Noteholder or Trustee has waived, is by this Agreement waiving, and has no intention of waiving (regardless of any delay in exercising such rights and remedies), any Default or Event of Default that may be continuing on the date hereof or any Event of Default that may occur after the date hereof (whether the same or similar to the Specified Defaults or otherwise), and no Noteholder or Trustee has agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Specified Defaults solely to the extent expressly set forth herein), that may have occurred or are continuing as of the date hereof, or that may occur after the date hereof.

(e)

Issuer and the Credit Parties acknowledge and agree that the Noteholders’ agreement to forbear from exercising certain of their default-related rights and remedies with respect to the Specified Defaults during the Forbearance Period does not in any manner whatsoever limit any Noteholders’ or Trustee’s right to insist upon strict compliance by Issuer and the other Credit Parties with the First Lien Indenture, this Agreement or any other First Lien Document during the Forbearance Period, except as expressly set forth herein.

(f)

This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the First Lien Indenture or any other First Lien Document.

SECTION 9.

Costs And Expenses.  In addition to (to the extent not otherwise provided in the First Lien Indenture), and not in lieu of, the terms of the First Lien Indenture and other First Lien Documents relating to the reimbursement of Noteholder fees and expenses, Issuer shall reimburse the Noteholders promptly on demand for all fees, costs, charges and expenses, including the fees, costs and expenses of counsel and other expenses, incurred in connection with this Agreement and the other agreements and documents executed and/or delivered in connection herewith.

SECTION 10.

Governing Law; Consent to Jurisdiction and Venue.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT COULD RESULT IN THE APPLICATION OF ANY OTHER LAW.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ISSUER AND EACH OTHER CREDIT PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF ANY NOTEHOLDER OR THE TRUSTEE TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.  EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE ISSUER SPECIFIED IN THE FIRST LIEN INDENTURE (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN).  EACH CREDIT PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING CONTAINED IN THIS SECTION 10 SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER OR THE TRUSTEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

SECTION 11.

Construction.  This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto.

Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction.  Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily.  The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.  If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of one or more Noteholders or their respective employees, counsel, or agents in the First Lien Indenture or any other First Lien Documents, such action shall be deemed to be exercisable by such Noteholder or such other Person in its sole and absolute discretion and according to standards established in its sole and absolute discretion.  Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”

SECTION 12.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.  Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.

SECTION 13.

Severability.  The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.  If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 14.

Time of Essence.  Time is of the essence in the performance of each of the obligations of Issuer and the other Credit Parties hereunder and with respect to all conditions to be satisfied by such parties.

SECTION 15.

No Other Creditor Action.  The Noteholders’ obligations to forbear hereunder are expressly conditioned upon all other creditors of Issuer and the other Credit Parties (including, without limitation, trade creditors and subordinated secured and unsecured creditors) refraining from taking any Creditor Action during the Forbearance Period.  In the event of any Creditor Action, all of the Noteholders’ obligations hereunder shall terminate effective as of 24 hours after delivery of notice to the Issuer in the manner set forth in Section 3(b)(ii) of this Agreement; provided that, notwithstanding whether such 24 hour period has elapsed, in the event of a Creditor Action against the Issuer, any other Credit Party or the Collateral that constitutes an Event of Default under the First Lien Indenture or that arises from any actual, attempted or threatened action to obtain, perfect, continue or enforce upon any purported lien or privilege on any interest of any Credit Party or any part of the Collateral, the Noteholders may take such action as they deem necessary or advisable to preserve their rights with respect to the Issuer, any other Credit Party, the Collateral or otherwise without any requirement of notice to the Issuer.

SECTION 16.

Further.  Assurances.  Issuer and each other Credit Party agrees to take all further actions and execute all further documents as any Noteholder may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 17.

Section Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 18.

Notices.  All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the First Lien Indenture.

SECTION 19.

Effectiveness.  This Agreement shall become effective at the time (the “Forbearance Effective Date”) that all of the following conditions precedent have been met (or waived as determined by the Noteholders in their sole discretion):

(a)

Second Lien Forbearance.  The Noteholders shall have received a forbearance agreement executed by holders of more than 50 percent in aggregate principal amount of the Second Lien Notes in form and substance acceptable to the Noteholders, which shall have become effective in accordance with its terms or shall be effective in accordance with its terms simultaneously with the Forbearance Effective Date.

(b)

Agreement.  The Noteholders shall have received duly executed signature pages for this Agreement signed by Noteholders that collectively hold more than half in principal amount of the Notes, Issuer and other Credit Parties.

(c)

Due Authorization.  Issuer and each other Credit Party shall have delivered to the Noteholders (i) evidence of the corporate authority of each such party to execute, deliver and perform its obligations under this Agreement and, as applicable, all other agreements and documents executed in connection therewith, and (ii) such other documents and instruments as the Noteholders may require, all of the foregoing of which shall be in form and substance acceptable to the Noteholders.

(d)

Representations and Warranties.  The representations and warranties contained herein shall be true and correct, and no Forbearance Default, Default, Event of Default  or event that with notice, the passage of time or both would constitute a Forbearance Default and/or Event of Default, other than the Specified Defaults, shall exist on the date hereof.

SECTION 20.

Waivers by Issuer and other Credit Parties.

Waiver of Jury Trial Right And Other Matters.  ISSUER AND THE OTHER CREDIT PARTIES EACH HEREBY WAIVES (i) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER FIRST LIEN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, WHICH WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY NOTEHOLDER OR THE TRUSTEE; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY NOTEHOLDER OR THE TRUSTEE TO EXERCISE ANY OF THEIR RESPECTIVE RIGHTS AND REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; AND (v) ISSUER AND THE OTHER CREDIT PARTIES EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO NOTEHOLDER’ ENTERING INTO THIS AGREEMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH ISSUER AND THE OTHER CREDIT PARTIES.  ISSUER AND THE OTHER CREDIT PARTIES EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 21.

Assignments; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of Issuer, the other Credit Parties, the Noteholders and their respective successors and assigns; provided, that neither Issuer nor any other Credit Party shall be entitled to delegate any of its duties hereunder or to assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Noteholders in their sole discretion.  Except for Latham with respect to Section 4(f) hereof, no Person other than the parties hereto, and in the case of Section 5 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 5 hereof) are hereby expressly disclaimed.

SECTION 22.

Final Agreement.  This Agreement, the First Lien Indenture, the other First Lien Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the “Issuer/Noteholder Documents”) set forth in full the terms of agreement between the parties hereto and thereto with respect to the subject matter thereof and are intended as the full, complete, and exclusive contracts governing the relationship between such parties with respect to the subject matter thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto.  Except as provided therein, no term of the Issuer/Noteholder Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought.  Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.  Any Noteholder’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances.  There are no oral agreements among the parties hereto.

[Signature pages to follow]

IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the parties hereto as of the date first written above.

SARATOGA RESOURCES, INC., as Issuer		HARVEST OIL & GAS, LLC, as Credit Party

By:	/s/Thomas F. Cooke	By:	/s/Thomas F. Cooke

Name: Thomas F. Cooke		Name: Thomas F. Cooke

Its: Chairman & CEO		Its: Operating Manager

THE HARVEST GROUP LLC, as Credit Party		LOBO OPERATING, INC., as Credit Party

By:	/s/Thomas F. Cooke	By:	/s/Thomas F. Cooke

Name: Thomas F. Cooke		Name: Thomas F. Cooke

Its: Operating Manager		Its: President

LOBO RESOURCES, INC., as Credit Party

By:	/s/Thomas F. Cooke

Name: Thomas F. Cooke

Its: President

SIGNATURE PAGE TO

FIRST LIEN FORBEARANCE AGREEMENT

BLACKSTONE / GSO CAPITAL SOLUTIONS FUND LP, as a Noteholder

By:	Blackstone / GSO Capital Solutions Associates LLC, its general partner

By:	/s/ Marisa Beeney

Name:	Marisa Beeney

Title:	Authorized Signatory

BLACKSTONE / GSO CAPITAL SOLUTIONS OVERSEAS MASTER FUND L.P., as a Noteholder

By:	Blackstone / GSO Capital Solutions Overseas Associates LLC, its general partner

By:	/s/ Marisa Beeney

Name:	Marisa Beeney

Title:	Authorized Signatory

SIGNATURE PAGE TO

FIRST LIEN FORBEARANCE AGREEMENT

STONEHILL MASTER FUND LTD., as a Noteholder

By:	/s/

Name:

Title:

STONEHILL INSTITUTIONAL PARTNERS, L.P. as a Noteholder

By:	/s/

Name:

Title:

SIGNATURE PAGE TO

FIRST LIEN FORBEARANCE AGREEMENT

EXHIBIT A (Specified Defaults)

I.

Current Defaults

1.

Events of Default arising under section 6.01(1) of the First Lien Indenture from the Issuer’s non-payment of interest due on or about December 31, 2014 and default interest thereon under the First Lien Notes and First Lien Indenture

2.

Events of Default arising under section 6.01(5) of the First Lien Indenture from the Issuer’s non-payment of interest due on or about January 1, 2015 and default interest thereon under the Second Lien Notes and Second Lien Indenture

II.

Anticipated Defaults

1.

Events of Default related to the late payment of interest due on or about December 31, 2014 and default interest thereon due under the First Lien Notes and First Lien Indenture and to the procedure for such late payment not being in compliance with Section 2.12 of the First Lien Indenture